Exhibit 5.1

September 27, 2013

Board of Directors

Perko Worldwide Corp.

2650 SW 18th Street,

Fort Lauderdale, FL 33312

Re: Registration Statement on Form S-1

30,000,000 Shares of Common Stock

To the Board of Directors:

I am acting as special counsel for Perko Worldwide Corp., a Delaware corporation ("Company") for the limited purpose of rendering this opinion in connection with the Company’s Registration Statement on Form S-1 and the Prospectus included therein (collectively, “Registration Statement”) relating to the proposed offering by the Company to the public of an aggregate of 30,000,000 shares of the Company’s Common Stock, $2.00 par value (“Shares”), to be filed with the Securities and Exchange Commission (“Commission”).

The Shares are to be offered by the Company on a best efforts basis without any involvement of underwriters, as described in the Registration Statement. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and written and oral statements of officers, directors, and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, I am of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and non-assessable.

I am admitted to the Bars of the Commonwealth of Massachusetts and the State of New York and I express no opinion as to the laws of any other jurisdiction, except the federal laws of the United States of America to the extent specifically referred to herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended from time to time, and to reference me and/or my firm in the in the prospectus which forms a part of the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely yours,

Keidi S. Carrington, Esq